UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 10, 2012

Commission File Number:  000-54014

VistaGen Therapeutics, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

20-5093315
(IRS Employer Identification No.)

384 Oyster Point Blvd, No. 8, South San Francisco, California 94080
(Address of principal executive offices)

650-244-9990
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

         See Item 2.03 of this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Debt Financing by Platinum Long Term Growth VII, LLC

         Issuance of Notes Payable in Shares of Stock

         On October 11, 2012, VistaGen Therapeutics, Inc., a Nevada corporation (the “Company”), and Platinum Long Term Growth VII, LLC (“Platinum”) entered into a Note Exchange and Purchase Agreement (the “Agreement”), pursuant to which Platinum agreed to purchase from the Company senior secured convertible promissory notes in the aggregate principal amount of up to $2.0 million (each an “Investment Note” and collectively, “Investment Notes”).  An Investment Note for $500,000 was issued to Platinum on October 11, 2012, with the additional $1.5 million issuable in three separate tranches of $500,000 each, scheduled for issuance on October 19, 2012, November 15, 2012 and December 15, 2012.  The final two tranches are conditioned on the closing by the Company of a debt or equity financing, or a combination of financings, resulting in gross proceeds of at least $850,000, as of the date of this Current Report on Form 8-K.  In addition, under the terms of the Agreement, the secured convertible promissory notes issued by the Company to Platinum in July 2012 and August 2012 (the “Existing Notes”) in the principal amounts of $500,000 and $750,000, respectively, were cancelled and exchanged for a senior secured convertible promissory note in the principal amount of $1,272,577 (the “Exchange Note”), which amount represented the sum of the principal amounts outstanding under the Existing Notes, plus all accrued interest.  All Investment Notes and the Exchange Note accrue interest at a rate of 10% per annum.

         Each of the Investment Notes and the Exchange Note (together, the “Notes”) mature three years from the date of issuance (the “Maturity Date”).  Upon the Maturity Date, all principal and accrued interest under the Notes shall be payable by the Company through the issuance of restricted shares of common stock to Platinum.  Subject to certain potential adjustments set forth in the Notes, the number of shares of common stock issuable as payment in full for each Note will be calculated by dividing the outstanding Note balance by $0.50 per share.  The Company’s payment of the Notes is secured by a continuing security interest in the assets of the Company, a continuing security interest in all intellectual property owned by VistaGen Therapeutics, Inc., a California corporation and wholly owned subsidiary of the Company (“VistaGen California”), as well as by VistaGen California’s equity interest in Artemis Neuroscience, Inc. (“Artemis”), a Maryland corporation and wholly owned subsidiary of VistaGen California. In addition, VistaGen California and Artemis entered into a Negative Covenant Agreement pursuant to which VistaGen California and Artemis shall refrain from incurring liens or certain indebtedness without the consent of Platinum.

         Issuance of Warrants

         As additional consideration for the purchase of the Investment Notes, the Company agreed to issue to Platinum warrants to purchase an aggregate of 2.0 million shares of the Company’s common stock, issuable in separate tranches of 500,000 shares each, to be issued together with each Investment Note (each an “Investment Warrant” and collectively, “Investment Warrants”), of which an Investment Warrant to purchase 500,000 shares was issued to Platinum on October 11, 2012.  In addition, Platinum was issued a warrant to purchase 1,272,577 shares of the Company’s common stock as additional consideration for the Exchange Note (the “Exchange Warrant”).  The Investment Warrants and the Exchange Warrant have a term of five years and are exercisable at a price of $1.50 per share.

Strategic Debt Restructuring

         Cato Holding Company

         On October 10, 2012, the Company and Cato Holding Company (“CHC”) restructured certain indebtedness evidenced by an unsecured promissory note issued to CHC on April 29, 2011, in the principal amount of $352,273 (the “2011 CHC Note”).  The 2011 CHC Note was cancelled and exchanged for a new unsecured promissory note in the principal amount of $310,443 (the “2012 CHC Note”) and a warrant to purchase 250,000 shares of the Company’s common stock at a price of $1.50 per share (the “CHC Warrant”). The 2012 CHC Note accrues interest at a rate of 7.5% per annum and is due and payable in monthly installments of $10,000, beginning November 1, 2012 and continuing until the outstanding balance is paid in full.

         Cato Research Ltd.

         On October 10, 2012, the Company issued to Cato Research Ltd. (“CRL”) (i) an unsecured promissory note in the initial principal amount of $1,009,000, which promissory note accrues interest at the rate of 7.5% per annum  (the “CRL Note”), as payment in full for contract research and development services and regulatory advice (“CRO Services”) rendered by CRL to the Company and its affiliates through December 31, 2012 with respect to the clinical development of AV-101, and (ii) a warrant to purchase, at a price of $1.00 per share, 1,009,000 restricted shares of the Company’s common stock, the amount equal to the sum of the principal amount of the CRL Note, plus all accrued interest thereon, divided by $1.00 per share (the “CRL Warrant”). The principal amount of the CRL Note may, at the Company’s option, be automatically increased as a result of future CRO Services rendered by CRL to the Company and its affiliates from January 1, 2013 to June 30, 2013.  The CRL Note is due and payable on March 31, 2016 and shall be payable solely by CRL's surrender from time to time of all or a portion of the principal and interest balance due on the CRL Note in connection with its concurrent exercise of the CRL Warrant, provided, however, that CRL shall have the option to require payment of the CRL Note in cash upon the occurrence of a change in control of VistaGen or an event of default, and only in such circumstances.

         University Health Network

         On October 10, 2012, the Company issued to University Health Network (“UHN”) (i) an unsecured promissory note in the principal amount of $549,500, which promissory note accrues interest at the rate of 7.5% per annum, as payment in full for all sponsored stem cell research and development activities by UHN and Gordon Keller, Ph.D. under the Company’s long-standing Sponsored Research Collaboration Agreement with UHN and Dr. Keller (the “SRA”) through September 30, 2012 (the “UHN Note”), and (ii) a warrant to purchase, at a price of $1.00 per share, 549,500 restricted shares of the Company’s common stock, the amount equal to the sum of the principal amount of the UHN Note, plus all accrued interest thereon, divided by $1.00 per share (the “UHN Warrant”). The UHN Note is due and payable on March 31, 2016 and shall be payable solely by CRL's surrender from time to time of all or a portion of the principal and interest balance due on the CRL Note in connection with its concurrent exercise of the CRL Warrant, provided, however, that CRL shall have the option to require payment of the CRL Note in cash upon the occurrence of a change in control of VistaGen or an event of default, and only in such circumstances.

Item 3.02 Unregistered Sales of Equity Securities

         The Investment Note, Investment Warrant, Exchange Note, Exchange Warrant, 2012 CHC Note, CHC Warrant, CRL Note, CRL Warrant, UHN Note and UHN Warrant were offered and sold in transactions exempt from registration under the Securities Act of 1933, as amended ("Securities Act"), in reliance on Section 3(a)(9) and/or Section 4(2) thereof and Rule 506 of Regulation D thereunder.  Each of the investors represented that it was an "accredited investor" as defined in Regulation D.  The proceeds from the sale of the Investment Note are expected to be used for general corporate purposes.

Item 8.01  Other Events

         See Item 2.03 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1	Note Exchange and Purchase Agreement
10.2	Form of Platinum Note
10.3	Form of Platinum Warrant
10.4	Amended and Restated Security Agreement
10.5	Intellectual Property Security and Stock Pledge Agreement
10.6	Negative Covenant Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VistaGen Therapeutics, Inc.

Date:   October 16, 2012

By:	/s/ Shawn K. Singh
Name: Shawn K. Singh
Title: Chief Executive Officer